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               AMBAC ASSURANCE CORPORATION, as Certificate Insurer


                                       AND


                            BEAR, STEARNS & CO. INC.
             CREDIT SUISSE FIRST BOSTON CORPORATION as Underwriters


                            INDEMNIFICATION AGREEMENT


       ABFS MORTGAGE LOAN TRUST 2002-1 MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2002-1


                          Dated as of February 15, 2002

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                                      TABLE OF CONTENTS

         This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Indemnification Agreement. All capitalized terms used in this Indemnification Agreement and not otherwise defined sha ll have the meanings set forth in Section 1 of this Indemnification Agreement.

Section 1.         Defined Terms.............................................. 1
Section 2.         Other Definitional Provisions.............................. 2
Section 3.         Representations and Warranties of the Underwriters......... 2
Section 4.         Representations and Warranties of the Certificate Insurer.. 2
Section 5.         Indemnification............................................ 4
Section 6.         Amendments, Etc............................................ 6
Section 7.         Notices.................................................... 6
Section 8.         Severability............................................... 7
Section 9.         Governing Law.............................................. 7
Section 10.        Counterparts............................................... 7
Section 11.        Headings................................................... 7

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         INDEMNIFICATION AGREEMENT dated as of February 15, 2002 (the
"Indemnification Agreement"), by and among AMBAC ASSURANCE CORPORATION, as Certificate Insurer and BEAR, STEARNS & CO. INC. and CREDIT SUISSE FIRST BOSTON CORPORATION, as Underwriters.

         Section 1. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement, the Insurance Agreement or the Policy. For purposes of this Indemnification Agreement, the following terms shall have the following meanings:

         "Certificate Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, or any successor thereto, as issuer of the Policy.

         "Certificate Insurer Information" has the meaning given such term in
Section 4.

         "Certificates" means the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-IO Certificates, each substantially in the form of Exhibit A to the Pooling and Servicing Agreement.

         "Insurance Agreement" means the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time) dated as of March 21, 2002 by and among the Certificate Insurer, Bear Stearns Asset Backed Securities, Inc. as Depositor, American Business Credit, Inc., as Servicer and Originator, HomeAmerican Credit, Inc. d/b/a Upland Mortgage, as Originator, American Business Mortgage Services, Inc., as Originator, ABFS 2002-1, Inc. as Seller and JPMorgan Chase Bank, as Trustee.

         "Offering Document " means the Prospectus Supplement, dated February 15, 2002, in respect of the Certificates, and any amendment or supplement thereto, and any other offering document in respect of the Certificates that makes reference to the Policy excluding any structural term sheet, collateral term sheet or computational materials.

         "Pooling and Servicing Agreement " means the Pooling and Servicing Agreement, dated as of March 1, 2002, by and among the Depositor, the Servicer and the Trustee (as may be amended, modified or supplemented from time to time as set forth therein).

         "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "Underwriters" means Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation.

         "Underwriters Information" has the meaning given such term in Section
3.

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         Section 2. Other Definitional Provisions. The words "hereof," "herein"
and "hereunder" and words of similar import when used in this Indemnification Agreement shall refer to this Indemnification Agreement as a whole and not to any particular provision of this Indemnification Agreement, and Section, subsection, Schedule and Exhibit references are to this Indemnification Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."

         Section 3. Representations and Warranties of the Underwriters. The Underwriters represent and warrant as of the Closing Date as follows:

                  (a) Compliance With Laws. The Underwriters will comply in all material respects with all legal requirements in connection with offers and sales of the Certificates and will make such offers and sales in the manner to be provided in the Offering Document.

                  (b) Offering Document. The Underwriters will not use, or distribute to other broker-dealers for use, any Offering Document in connection with the offer and sale of the Certificates unless such Offering Document includes such information relating to the Certificate Insurer as has been furnished by the Certificate Insurer for inclusion therein and has been approved by the Certificate Insurer.

                  (c) Underwriters Information. All material provided by the Underwriters for inclusion in the Offering Document (as revised from time to time), shall be true and correct in all material respects, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information (collectively, the "Underwriters Information"): the information contained under the heading "Plan of Distribution" relating to the Underwriters in the Offering Document.

         Section 4. Representations and Warranties of the Certificate Insurer. The Certificate Insurer represents and warrants to the Underwriters as follows:

                  (a) Organization and Licensing. The Certificate Insurer is a duly organized and licensed and validly existing Wisconsin stock insurance corporation duly qualified to conduct an insurance business in the State of New York.

                  (b) Corporate Power. The Certificate Insurer has the corporate power and authority to issue the Policy and execute this Indemnification Agreement and to perform all of its obligations hereunder and thereunder.

                  (c) Authorization; Approvals. Proceedings legally required for the issuance of the Policy and the execution, delivery and performance of this Indemnification Agreement have been taken and all material licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.


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                  (d) Enforceability. The Policy, when issued, and this
         Indemnification Agreement will each constitute a legal, valid and binding obligation of the Certificate Insurer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

                  (e) Financial Information. The consolidated financial statements of the Certificate Insurer and subsidiaries as of December 31, 2000 and December 31, 1999, and for each of the years in the three-year period ended December 31, 2000, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 28, 2001; Securities and Exchange Commission File No. 1-10777) and the unaudited consolidated financial statements of the Certificate Insurer and subsidiaries as of March 31, 2001 and for the periods ending March 31, 2001 and March 31, 2000, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on May 15, 2001); June 30, 2001 and for the periods ending June 30, 2001 and June 30, 2000 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc (filed with the SEC on August 10, 2001) and September 30, 2001 for the periods ending September 30, 2001 and September 30, 2000 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (which was filed with the SEC on November 14, 2001) and Current Reports on Form 8-K filed with the SEC on January 24, 2001, March 19, 2001, July 23, 2001, September 17, 2001,
         September 19, 2001, October 22, 2001, December 4, 2001 and January 25, 2002, as they relate to Ambac Assurance Corporation, are incorporated by reference in the Offering Document and fairly present in all material respects the financial condition of the Certificate Insurer as of such dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied. Since September 30, 2001, there has been no material change in such financial condition of the Certificate Insurer that would materially and adversely affect its ability to perform its obligations under the Policy.

                  (f) Certificate Insurer Information. The information in the Offering Document as of the date hereof under the captions "The Certificate Insurer" and "The Policy" (together, the "Certificate Insurer Information") is true and correct in all material respects and does not contain any untrue statement of a material fact.


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                  (g) Rating. The Certificate Insurer is not aware of any facts that if disclosed to Moody's or S&P would be reasonably expected to result in a downgrade of the rating of the financial strength of the Certificate Insurer by either of such Rating Agencies.

                  (h) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Certificate Insurer 's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would result in a Material Adverse Change or would materially and adversely affect its ability to perform its obligations under the Policy or this Indemnification Agreement.

                  (i) Securities Act Registration. The Policy is exempt from registration under the Securities Act.

         Section 5. Indemnification.

                  (a) The Underwriters hereby agree severally, and not jointly, to pay, and to protect, indemnify and save harmless, the Certificate Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Certificate Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actio ns, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of (i) any nature arising out of or by reason of any untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements therein in light of the circumstances in which they were made not misleading, contained in the Underwriters Information provided by the Underwriters or (ii) a breach of any of the representations and warranties by the Underwriters contained in Section 3.

                  (b) The Certificate Insurer agrees to pay, and to protect, indemnify and save harmless, the Underwriters and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Underwriters within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of (i) any untrue statement of a ma terial fact or an omission to state a material fact necessary in order to make the statements therein in light of the circumstances in which they were made not misleading, contained in the Certificate Insurer Information or (ii) a breach of any of the representations and warranties of the Certificate Insurer contained in Section 4.

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                  (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which the indemnification provided in Section 5(a) or (b) may be sought from the Underwriters, on the one hand, or the Certificate Insurer, on the other (each, an "Indemnifying Party") hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnify Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

                  (d) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand; provided, that the Underwriters shall not be liable for any amount in excess of, the sales prices of the Certificates to the public less the prices paid therefor by the Underwriters.

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                  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

         The relative fault of each I ndemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth herein was within the control of the Indemnifying Party or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 6. Amendments, Etc. This Indemnification Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto.

         Section 7. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

                  (a) To the Certificate Insurer:

                      Ambac Assurance Corporation One State Street
                      Plaza New York, New York 10004
                      Attention: Structured Finance Department - MBS Facsimile No.: 212-363-1459
                      Confirmation: 212-668-0340

                  (b) To the Underwriters:

                      Bear, Stearns & Co. Inc.
                      383 Madison Avenue, 10th Floor
                      New York, New York 10179
                      Attention: Jonathan Lieberman
                      Facsimile No.: (212) 272-7294
                      Confirmation: (212) 272-2703


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         A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

     Section 8. Severability. In the event that any provision of this Indemnification Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

     Section 9. Governing Law. This Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 10. Counterparts. The Indemnification Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

     Section 11. Headings. The headings of Sections and the Table of Contents contained in this Indemnification Agreement are provided for convenience only. They form no part of this Indemnification Agreement and shall not affect its construction or interpretation.






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         IN WITNESS WHEREOF, the parties hereto have executed this
Indemnification Agreement, all as of the day and year first above mentioned.

                                            AMBAC ASSURANCE CORPORATION,
                                            as Certificate Insurer

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            BEAR STEARNS & CO. INC.
                                               as Underwriter
                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            CREDIT SUISSE FIRST BOSTON
                                            CORPORATION
                                               as Underwriter

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: